UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2013 (October 27, 2013)

RCS Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-35924	38-3894716
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Ave., 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(866) 904-2988

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

RCS Capital Corporation Enters into Merger Agreement with Investors Capital Holdings, Ltd.

On October 27, 2013, RCS Capital Corporation (the “Company”) and Zoe Acquisition, LLC (“MergerSub”), a newly formed wholly-owned subsidiary of the Company, entered into an agreement and plan of merger (the “Merger Agreement”) with Investors Capital Holdings, Ltd. (“ICH”).

ICH is a financial service holding company that operates primarily through its wholly owned broker-dealer and registered investment adviser subsidiary, Investors Capital Corporation (“ICC”).  ICC provides broker-dealer services to investors in support of trading and investment in securities, alternative investments and variable life insurance. ICC also provides investment advisory and asset management services. None of ICH or its subsidiaries has a material relationship with the Company or MergerSub. Pursuant to the terms of the Merger Agreement, the assets, liabilities and obligations assumed by MergerSub are assignable to an affiliate of MergerSub.

Pursuant to the terms and subject to the conditions of the Merger Agreement, MergerSub will merge with and into ICH (the “Merger”), with ICH surviving as a wholly-owned subsidiary of the Company. The Company expects that ICH’s business, once acquired, will operate independently of the Company’s wholesale broker-dealer subsidiary, Realty Capital Securities, LLC, and function as a separate business unit alongside the Company’s existing operating subsidiaries.

The Merger Agreement provides that each holder of shares of common stock of ICH may, subject to the limitation described below, elect to receive, at the effective time of the Merger, either cash or shares of Class A common stock of the Company. Holders of shares of common stock of ICH who elect to receive cash will receive $7.25 per share of ICH common stock. Holders of shares of common stock of ICH who elect to receive shares of the Company’s Class A common stock will receive a number of such shares equal to the quotient of $7.25 divided by the volume weighted average trading price of a share of the Company’s Class A common stock for the five consecutive trading days immediately preceding the closing of the Merger. Holders who fail to make an election will automatically receive shares of the Company’s Class A common stock. The Merger Agreement provides that, in no event may the portion of the total merger consideration payable in cash exceed 60% of the total merger consideration, with a pro-rata adjustment if cash elections are made with respect to a number of shares of ICH common stock that would otherwise cause the cash consideration payable in the Merger to exceed such 60% threshold. Based on the issued and outstanding shares of common stock of ICH and shares of common stock of ICH issuable upon exercise of outstanding stock options as of October 25, 2013, the aggregate merger consideration payable in the Merger is approximately $52.5 million.

In connection with the Merger, all shares of restricted ICH common stock will become fully vested as of immediately prior to the effective time of the Merger and entitle the holders thereof to the merger consideration in accordance with the terms and conditions of the Merger Agreement.

The respective boards of directors of the Company and ICH (acting upon the unanimous recommendation of a special committee of independent directors) have unanimously approved the Merger Agreement, and the board of directors of ICH (acting upon the unanimous recommendation of such special committee) has agreed to submit the Merger Agreement to a vote of ICH’ stockholders and has unanimously recommended that ICH’s stockholders adopt the Merger Agreement. ICH has agreed, subject to certain exceptions with respect to unsolicited proposals, not to directly or indirectly solicit competing acquisition proposals, enter into discussions concerning, provide confidential information in connection with, recommend or enter into any alternative business combinations. However, the board of directors of ICH may, subject to certain conditions (including the Company’s right to match any competing proposal), withdraw its recommendation in favor of adoption of the Merger Agreement, terminate the Merger Agreement and enter into an alternative business combination agreement if (i) in connection with ICH’s receipt of an unsolicited alternative proposal, the board of directors of ICH determines in good faith after consultation with its legal and financial advisors that such proposal constitutes a “superior proposal” and failure to effect such a withdrawal of recommendation would be inconsistent with its fiduciary duties and (ii) concurrently with such termination, ICH pays to the Company a termination fee in the amount of $2,500,000 and expenses in the amount of $500,000. The Merger Agreement contains certain additional termination rights for ICH and the Company and further provides that, upon termination of the Merger Agreement by ICH or the Company under certain of those circumstances, ICH is required to pay to the Company a termination fee and/or expenses in the amounts described above.

ICH and the Company have made customary representations and warranties to one another in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of ICH’s business between the date of the signing of the Merger Agreements and the closing of the Merger.

The completion of the Merger is subject to satisfaction or waiver of a number of conditions, including: (i) adoption of the Merger Agreement by the affirmative vote (in person or by proxy) of the holders of at least a majority of all outstanding shares of common stock of ICH; (ii) approval for listing on the New York Stock Exchange of the Class A common stock issued by the Company in the Merger; (iii) there being no law or injunction prohibiting consummation of the Merger; (iv) the effectiveness of a registration statement on Form S-4 with respect to the Class A common shares to be issued pursuant to the Merger; (v) Financial Industry Regulatory Authority, Inc. (“FINRA”) approval to allow for certain changes in control of ICH’s FINRA-regulated broker-dealer businesses; (vi) the absence of a “material adverse effect” affecting the other party; (vii) subject to specified materiality standards, the accuracy of the representations and warranties of the other party; and (viii) compliance by the other party in all material respects with its covenants. In addition, the Company’s obligation to close is subject to the conditions that ICH maintain certain agreed levels of “gross dealer concessions”, “assets under administration” and “working capital.” The completion of the Merger is not conditioned on expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or receipt of any financing by the Company.

The description of the Merger Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, ICH or any of their respective subsidiaries or affiliates. In particular, the Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. Except for their status as contractual documents that establish and govern the legal relations among the parties to the Merger Agreement described therein, the Merger Agreement is not intended to be a source of factual, business or operational information about any of the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed between the parties, including being qualified by disclosures between those parties. The representations, warranties and covenants in the Merger Agreement may have been made to allocate risks among the parties thereto, including where the parties do not have complete knowledge of all facts, instead of establishing matters as facts. Furthermore, the representations, warranties and covenants may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. The assertions embodied in such representations, warranties and covenants are qualified by information contained in disclosure schedules to the Merger Agreement that the parties exchanged in connection with the execution of the Merger Agreement. Accordingly, investors and security holders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances related to the Company, ICH or any of their respective subsidiaries or affiliates, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or ICH’s public disclosures.

Voting Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a voting agreement with Timothy Murphy, ICH’s President and Chief Executive Officer (with respect to 448,258 shares of ICH common stock and options to purchase 150,000 shares of ICH common stock, representing approximately 6.3% of ICH’s outstanding common stock and, including the shares underlying the options, 8.3% of ICH’s outstanding common stock on a fully diluted basis), pursuant to which, Mr. Murphy, among other things, has agreed to vote his shares of ICH common stock in favor of the adoption of the Merger Agreement and against any alternative transaction (the “Voting Agreement”). The Voting Agreement will automatically terminate if the Merger Agreement is terminated. Mr. Murphy also has the option to terminate the Voting Agreement upon the execution of any amendment or waiver with respect to the Merger Agreement that results in any decrease in the consideration to be paid per share of ICH common stock.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Voting Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, concurrently with the execution of the Merger Agreement, Mr. Murphy and certain other officers of ICH entered into employment agreements with ICH (as the surviving entity of the Merger) that will become effective upon the consummation of the Merger.

Item 7.01. Regulation FD Disclosure.

Investor Presentation

The Company prepared an investor presentation with respect to the Merger. Directors, officers and other representatives of the Company and ICH intend to present some of or all of such investor presentation at various conferences and meetings in the coming months. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

Press Releases

On October 28, 2013, the Company issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated herein by reference.

On that same date, ICH issued a press release announcing the execution of the Merger Agreement and related information, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K (including information furnished, included or incorporated by reference herein) contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when the transactions contemplated by the Merger Agreement will be consummated, plans for the operations of the Company and MergerSub post-closing, market and other expectations, objectives, intentions, as well as any expectations or projections with respect to the Company and MergerSub post-closing, including regarding future dividends and market valuations, and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite approvals for the Merger, including, among other things, ICH stock holder approval and regulatory approval of certain changes in control of ICH’s FINRA-regulated broker-dealer businesses; market volatility; unexpected costs or unexpected liabilities that may arise from the Merger, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to the Merger Agreement. Additional factors that may affect future results are contained in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. The Company disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

No Offer to Sell or Solicitation of an Offer to Buy Securities

The information set forth herein does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company or ICH in the United States or in any jurisdiction in which such offer, solicitation of sale would be unlawful.

Important Additional Information Filed With the SEC

The Company plans to file with the SEC a Registration Statement on Form S-4 in connection with the proposed transaction and ICH plans to mail to its stockholders a proxy statement/prospectus in connection with the proposed transaction, which will be included in the Company’s Registration Statement on Form S-4 (the “Proxy Statement/Prospectus”). THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, ICH, THE PROPOSED TRANSACTION AND RELATED MATTERS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY BECOME AVAILABLE. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents relating to the proposed transaction filed with the SEC by the Company and ICH through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and such other documents by phone, e-mail or written request by contacting the investor relations department of the Company or ICH as follows:

The Company:

Brian S. Block, CFO

RCS Capital Corporation

bblock@arlcap.com

Phone: (866) 904-2988

ICH:

John Cataldo, CCO and Counsel

Investors Capital Corporation

jcataldo@investorscapital.com

Phone: (781) 477-4822

Participants in the Solicitation

The Company, ICH, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on June 6, 2013. Information regarding ICH’s directors and executive officers is contained in ICH’s Form 10-K for the year ended March 31, 2013 and its definitive proxy statement dated July 11, 2013, which are filed with the SEC. A more complete description regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be available in the Registration Statement and the Proxy Statement/Prospectus to be filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Investors Capital Holdings, Ltd.

10.1	Voting Agreement, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC and Timothy Murphy

99.1	Investor Presentation

99.2	Press Release issued by the Company on October 28, 2013

99.3	Press Release issued by ICH on October 28, 2013

*	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCS Capital Corporation

Date: October 28, 2013	By:	/s/ William M. Kahane
	Name:	William M. Kahane
	Title:	Chief Executive Officer and Director